SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the "Agreement") is made as of the 23rd day of September, 1998, by and among PC Quote, Inc., a Delaware corporation (the "Company"), PICO Holdings, Inc., a California corporation ("PICO") and Physicians Insurance Company of Ohio, an Ohio corporation ("Physicians," and together with PICO, the "Investors").

     WHEREAS, Physicians currently is the holder of a Subordinated Convertible Debenture dated November 14, 1996, as amended (the "Debenture"), in the principal amount of $2,500,000, plus accrued interest in the amount of $423,123 as of the date hereof, plus interest accruing at the rate of $651 per day following the date hereof (such principal and all accrued interest through the Closing Date, the "Debenture Balance").

     WHEREAS, the Company is currently indebted to PICO in the principal amount of $3,290,000, plus accrued interest in the amount of $377,742 as of the date hereof, plus interest accruing at the rate of $1,262 per day following the date hereof (such principal and all accrued interest through the Closing Date, the "PICO Indebtedness").

     WHEREAS, PICO is the holder of three Common Stock Purchase Warrants to purchase an aggregate of 949,032 shares of Common Stock of the Company (the "Existing Warrants"), each of which expires on April 30, 2000.

     WHEREAS, the Company and the Investors wish to provide for the purchase of Series A Preferred Stock by Physicians through the conversion of the Debenture and for the purchase of Series B Convertible Preferred Stock by PICO in consideration for the cancellation of the PICO Indebtedness, all pursuant to the terms contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          1.1  SALE AND ISSUANCE OF SERIES A AND SERIES B PREFERRED STOCK.

               (a) The Company shall file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designations for Series A and Series B Preferred Stock in the form attached hereto as EXHIBIT A (the "Certificate").

               (b) Subject to the terms and conditions of this Agreement, Physicians agrees to purchase at the Closing and the Company agrees to issue to Physicians at the Closing the number of shares of Series A Preferred Stock into which the Debenture Balance shall be convertible as of the Closing. For reference purposes, the Debenture provides that the Debenture Balance as of the Closing Date shall be convertible into the number of shares of Series A Preferred Stock of the Company determined by dividing the following by one hundred: the number calculated from the division of the Debenture Balance by the lowest of the following numbers (i) 1.5625, (ii) the closing sale price of the Company's Common Stock as reported by the American Stock Exchange ("AMEX") one day prior to the Closing Date (the "AMEX Closing Price") or (iii) the average AMEX Closing Price of the Company's Common Stock over the twenty-day period immediately preceding the Closing Date (the "Average AMEX Price"). The lowest of (i), (ii) or (iii) above is hereinafter referred to as the "Series A Closing Price." The shares of Series A Preferred Stock issued to Physicians pursuant to this Agreement are hereinafter referred to as the "Series A Preferred." The Series A Preferred and the Common Stock issuable upon conversion of the Series A Preferred are hereinafter referred to as the "Series A Securities."

               (c) Subject to the terms and conditions of this Agreement, PICO agrees to purchase at the Closing and the Company agrees to sell and issue to PICO at the Closing the number of shares of Series B Preferred Stock determined by dividing the following by one hundred: the number calculated from the division of the PICO Indebtedness as of the Closing Date by the lower of the following numbers: (i) 1.3125, (ii) the AMEX Closing Price or (iii) the Average AMEX Closing Price, at a purchase price per share equal to the lowest of (i),
(ii) and (iii) (the "Series B Closing Price"). The shares of Series B Preferred Stock issued to PICO pursuant to this Agreement are hereinafter referred to as the "Series B Preferred." The Series B Preferred and the Common Stock issuable upon conversion of the Series B Preferred are hereinafter referred to as the "Series B Securities." The Series A Preferred and Series B Preferred are hereinafter referred to collectively as the "Preferred Stock," and the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock are hereinafter referred to collectively as the "Securities."

          1.2  PURCHASE AND SALE OF WARRANTS.

               (a) Subject to the terms and conditions of this Agreement, the Company shall issue to PICO a warrant (the "Warrant") to purchase the number of shares of Common Stock of the Company equal to the following (i) the Debenture Balance, divided by the Series B Closing Price, multiplied by .10, PLUS (ii) the PICO Indebtedness, divided by the Series B Closing Price, at an exercised price of 120% of the Series B Closing Price per share, which Warrant shall be substantially in the form attached as EXHIBIT B.

               (b) At the Closing, the Company and PICO shall enter into Amendments of the Existing Warrants to extend the term of the Existing Warrants until April 30, 2005, which amendments shall be substantially in the form attached hereto as EXHIBITS C-1, C-2 AND C-3 (the "Warrant Amendments").

          1.3  CLOSING; DELIVERY.

               (a) The purchase and sale of the Preferred Stock and the Warrant shall take place at the offices of Gray Cary Ware & Freidenrich, at 10:00 a.m. PST, on the date that is five (5) days from the date of fulfillment or waiver of all conditions to Closing contained in Section 7 and 8 herein, or such other date as may be mutually agreed to by the Company and the Investors, orally or in writing (which time and place are designated as the "Closing" and which date is the "Closing Date").

               (b) At the Closing: (i) the Company shall deliver to Physicians and PICO certificates representing the Series A Preferred and Series B Preferred being purchased hereby by them against payment of the purchase price therefor by conversion of the Debenture and cancellation of the PICO Indebtedness, and (ii) Physicians shall deliver the original Debenture to the Company and PICO shall deliver the original promissory note and all amendments thereto representing the PICO Indebtedness to the Company.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  As used in this
Section 2, the term the "Company" shall include the Company and each of its subsidiaries (entities in which the Company owns securities constituting 50% or more of the voting power). Except as specifically set forth in the Schedule of Exceptions attached hereto as EXHIBIT D, the Company hereby makes the following representations and warranties to each of PICO and Physicians as of the date hereof, which representations and warranties shall be deemed to have been made again as of Closing.

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Disclosure Schedule sets forth a list of all subsidiaries of the Company and the jurisdiction in which they are incorporated. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which its ownership of assets or conduct of business makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION. Except as to changes between the date hereof and the Closing Date as the result of (i) issuances of Common Stock by the Company as the result of the exercise of conversion of securities of the Company outstanding as of the date hereof convertible into Common Stock of the Company or (ii) purchases of Common Stock by employees of the Company pursuant to the Purchase Plan (as defined below), upon the filing of the Certificate, the authorized capital of the Company consists, or will consist, immediately prior to the Closing of:

               (a) 5,000,000 shares of Preferred Stock, the number of which shares of Preferred Stock have been designated Series A Preferred as are necessary to complete the sale and issuance of the Series A Preferred as provided in Section 1(b) herein, none of which are issued and outstanding immediately prior to the Closing, and the number of which shares of Preferred Stock have been designated Series B Preferred as are necessary to complete the sale and issuance of the Series B Preferred as provided in Section 1(c) herein, none of which are issued and outstanding immediately prior to the Closing.

               (b) 50,000,000 shares of Common Stock, 13,297,781 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

               (c) The Company has reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its

Incentive Stock Option Plan (the "Option Plan") and 500,000 shares of Common Stock for issuance to employees of the Company pursuant to its Employee Stock Purchase Plan (the "Purchase Plan"). Of such reserved shares of Common Stock, options to purchase 1,397,950 shares have been granted and are currently outstanding, 602,050 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Option Plan, 271,650 shares have been purchased by the employees of the Company under the Purchase Plan and 228,350 shares of Common Stock remain available for purchase pursuant to the Purchase Plan. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

               (d)  Except for (i) the Warrant, (ii) the Existing Warrants,
(iii) the conversion privileges of the Preferred Stock, and (iv) the outstanding options issued pursuant to the Option Plan, and except as set forth in the Registration Rights Agreement (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors, and shareholders necessary to file and perform its obligations under the Certificate and for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement in the form attached hereto as EXHIBIT E (the "Registration Rights Agreement"), the Warrant and the Warrant Amendments, (this Agreement, the Registration Rights Agreement, the Warrant and the Warrants Amendments are collectively hereinafter referred to as the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general applications affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

          2.4 VALID ISSUANCE OF SECURITIES. The Preferred Stock and the Warrant that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Investors in this Agreement and subject to the provisions of Section 2.5 below, the Preferred Stock and the Warrant will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate and the Warrant, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

          2.5 GOVERNMENT CONSENT. No consent, approval, order or authorization of, or registration, qualification, designation or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreements, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws, and the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, which filings will be made in a timely manner.

          2.6 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The foregoing includes, without limitation, actions involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employees, or their obligations under agreements with prior employers. There is no action, suit, proceedings or investigation by the Company currently pending or which the Company intends to initiate.

          2.7 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights necessary for its business as now conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business as now conducted by the employees of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. To the Company's knowledge, its officers and employees are not making improper use of any confidential information or trade secrets of others, including those of any former employer.

          2.8 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or in violation or default of any instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal or state statue, rule or regulation applicable to the Company, the effect of which would have a material adverse effect on the Company. To the Company's knowledge, all parties to material contracts and commitments with the Company are in compliance therewith in all material respects. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.9 SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirement of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they have been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of the respective dates, the financial statements of the Company included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except
(i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles GAAP to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          2.10 NO CONFLICT OF INTEREST. Other than with respect to the Investors, the Company is not indebted, directly or indirectly, to any of its officers or directors, to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. Other than with respect to the Investors, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. Other than with respect to the Investors, the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.11 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity other than the Investors. To the Company's knowledge, no shareholder of the Company has entered into any agreements with respect to the voting capital shares of the Company.

          2.12 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

          2.13 CHANGES.  Since December 31, 1997 there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except (i) changes as reported in the Company's reports on Form 10-Q for the fiscal periods ended March 31, 1998 and June 30, 1998 and (ii) changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business (as such business is presently conducted and as it is proposed to be conducted), properties, prospects, or financial condition of the Company;

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business (as such business is presently conducted and as it is proposed to be conducted), properties, prospects or financial condition of the Company;

               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (g) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of any impending resignation or termination of employment of any such officer;

               (h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (i) any sale or assignment of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (m) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business (as such business is presently conducted and as it is proposed to be conducted), properties, prospects or financial condition of the Company; or

               (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.13.

          2.14 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

          2.15 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company.
To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The employment of each officer and employee of the Company is terminable at the will of the Company.

          2.16 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.17 CORPORATE DOCUMENTS. The Articles of Incorporation and the Bylaws of the Company are in the form made available to counsel for the Investors. The copy of the minute book of the Company provided to counsel for the Investors contains minutes of all meetings of the directors and shareholders of the Company and all actions by written consent without a meeting by the directors and shareholders of the Company since the date of incorporation and reflects all actions by the directors and shareholders with respect to all transactions referred to in such minutes, accurately in all material respects.

          2.18 DISCLOSURE. The Company has fully provided the Investors with all the information which the Investors have requested for deciding whether to acquire the Preferred Stock and all information which the Company believes is reasonably necessary to enable the Investors to make such a decision. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, or any certificate furnished or to be furnished to Investors at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          2.19 INSURANCE. The Company holds and maintains valid policies covering such casualties and contingencies and of such types and amounts as is customary for companies similarly situated. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

          2.20 OFFERING OF THE PREFERRED STOCK. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Stock or any security of the Company similar to the Preferred Stock has offered the Preferred Stock or any such similar security for sale to, or solicited any offer to buy the Preferred Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Stock under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Stock to the registration provisions of the Securities Act.

          2.21 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

          2.22 ENVIRONMENT AND SAFETY LAWS. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.23 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plans as defined in Employment Retirement Income Security Act of 1974 ("ERISA") other than those set forth on the Disclosure Schedule (each an "Employee Plan"). Each Employee Plan has been administered to date or terminated, as the case may be, in compliance with the requirements of the Internal Revenue Code and ERISA, where applicable each Employee Plan is fully funded on a termination basis, and all reports required by any government agency with respect to such Employee Plans have been timely filed, and notwithstanding anything to the contrary contained in such Employee Plans all benefits, liabilities and obligations of the Company to date under such Employee Plans has been fully accrued and reflected on the Financial Statements.

          2.24 PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock of the Company is currently traded is the AMEX. The Company has obtained all approvals and consents of the AMEX, if any, required to enter into and deliver the Agreements and to consummate the transactions contemplated thereby.

          2.25 FORM S-3. The Company is eligible to file a Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Securities Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the resale by the investors to the public of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and rules promulgated thereunder.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. PICO and Physicians, severally, and not jointly, each hereby makes the following representations and warranties to the Company as of the date hereof, which representations and warranties shall be deemed to have been made again as of Closing.

          3.1 AUTHORIZATION. Each of the Investors has full power and authority to enter into this Agreement. The Agreements, when executed and delivered by the Investors, will constitute valid and legally binding obligations of the Investors, enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investors in reliance upon the Investors' representation to the Company, which by the Investors' execution of this Agreement the Investors hereby confirm, that the Securities to be acquired by the Investors will be acquired for investment for the Investors' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investors have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investors further represents that the Investors do not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Investors have not been formed for the specific purpose of acquiring the Securities.

          3.3 DISCLOSURE OF INFORMATION. The Investors have had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Preferred Stock with the Company's management and have had an opportunity to review the Company's facilities. The Investors understand that such discussions, as well as any written information delivered by the Company to the Investors, were intended to describe the aspects of the Company's business which the Company believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4 RESTRICTED SECURITIES. The Investors understand that except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investors' representations as expressed herein. The Investors understand that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investors must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investors acknowledge that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement.

          3.5 LEGENDS. The Investors understand that until such time as the securities may be registered, the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO , OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the laws of any state regarding the sale of securities to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.6 ACCREDITED INVESTOR. Each Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     4. COVENANTS OF THE COMPANY PENDING CLOSING. The Company covenants and agrees that from the date hereof until the completion of the Closing:

          4.1 GOOD STANDING. The Company shall maintain its and each of its subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement. The Company shall maintain, and shall cause each of its subsidiaries to maintain, to the extent consistent with prudent management of the Company's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          4.2 GOVERNMENT COMPLIANCE. The Company shall meet, and shall cause each subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. The Company shall comply, and shall cause each subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

          4.3 OPERATION IN THE ORDINARY COURSE. The Company shall continue to carry on its business and keep its books and accounts, records and files in the usual and ordinary manner in which the business has been conducted in the past.

          4.4 REPRESENTATIONS AND WARRANTIES. The Company shall give detailed written notice to the Investors promptly upon learning any fact which would render untrue any of the Company's representations or warranties contained in this Agreement or in any of the other Agreements.

          4.5 BEST EFFORTS. The Company shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and cause the transactions contemplated by this Agreement to be fully carried out.

          4.6 PROXY STATEMENT. Within fourteen (14) days of the date hereof, the Company shall cause a proxy statement to be prepared and filed with the SEC soliciting approval from the shareholders of the Company, as of the soonest practicable date, of the transactions contemplated by this Agreement. The proxy statement shall be prepared and filed in compliance with the provisions of the 1934 Act and the rules and regulations promulgated thereunder. Prior to filing, such proxy statement shall have been reviewed by and be reasonably acceptable to the Investors and counsel to the Investors. The Company shall provide such proxy statement to each of its stockholder and the Company shall use its best efforts to solicit its stockholders' approval of the issuance of the Securities as described in this Agreement and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

          4.7 NEGATIVE COVENANTS. Without the prior written consent of the Investors, the Company will not:

               (a) Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of non-exclusive licenses and similar arrangements for the use of the property of the Company or its subsidiaries; or (ii) Transfers of worn-out or obsolete equipment.

               (b) Engage in any business, or permit any of its subsidiaries to engage in any business, other than the businesses currently engaged in by the Company and any business substantially similar or related thereto (or incidental thereto).

               (c) Issue any capital stock of the Company or other securities convertible into or exchangeable for capital stock of the Company other than
(i) securities issued pursuant to the Option Plan or the Purchase Plan,
(ii) capital stock or securities issued in connection with the exercise or conversion of securities of the Company issued and outstanding prior to the date hereof or (iii) securities issued, or to be issued, to Jim R. Porter pursuant to the exercise of options granted to Mr. Porter prior to the date hereof by the Company's Board of Directors, to purchase up to 6.88% of the outstanding Common Stock of the Company.

               (d) Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another entity.

               (e) Create, incur, assume or suffer to exist any lien or encumbrance with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any accounts, or permit any of its subsidiaries so to do, except for an existing blanket lien in favor of Lakeside Bank on all personal property of the Company and a blanket lien in favor of PICO, on all personal property of the Company.

               (f) Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

               (g) Directly or indirectly acquire or own, or make any investment in or to any entity, or permit any of its subsidiaries so to do, other than Permitted Investments (as defined in the Loan and Security Agreement dated May 4, 1997, as amended, between the Company, as borrower, and PICO as lender).

               (h) Directly or indirectly enter into or permit to exist any material transaction with any affiliate of the Company except for transactions that are in the ordinary course of the Company's business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm's length transaction with a non-affiliated party.

               (i) Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock.

               (j) Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its subsidiaries to do any of the foregoing.

     5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Common Stock issuable on conversion of the Preferred Stock and the exercise of the Warrant (collectively, the "Conversion Shares") in such amounts as specified from time to time by each Investor to the Company upon conversion of the Preferred Stock and exercise of the Warrant (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 3.5 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If an Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Investor of any of such Securities is not required under the Securities Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. LISTING. Promptly following the Closing Date, but in no event later than 20 days after the Closing Date, the Company shall secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the AMEX), if any, upon which shares of Common Stock of the Company are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Documents and the Certificate. The Company shall maintain the Common Stock's authorization for listing on the AMEX, The Nasdaq SmallCap Market, the Nasdaq National Market, or The New York Stock Exchange, Inc. ("NYSE"), as applicable. Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the AMEX, The Nasdaq SmallCap Market, the Nasdaq National Market or NYSE (other than to switch listings from the AMEX, to The Nasdaq SmallCap Market or to the Nasdaq National Market or to the NYSE). The Company shall promptly provide to each Investor copies of any notices it receives from the AMEX, The Nasdaq SmallCap Market, the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange.
The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.

     7. CONDITIONS TO THE INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each of PICO and Physicians to the Company under this Agreement are subject to the fulfillment by the Company, on or before the Closing, of each of the following conditions, unless otherwise waived by PICO and Physicians:

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          7.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the Closing.

          7.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

          7.4 BOARD RESOLUTIONS. The Investors shall have received resolutions of the Board of Directors of the Company duly authorizing the execution and delivery of the Agreements and the performance of the Company's obligations thereunder, certified by the Secretary of the Company as being in full force and effect as of the Closing.

          7.5 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          7.6 SHAREHOLDER APPROVAL. The matters specified in the Proxy Statement for approval of the Shareholders as contemplated by Section 4.6 of this Agreement shall have been approved by the shareholders of the Company.

          7.7 DELIVERY OF STOCK CERTIFICATES. The Company shall have duly executed and delivered the certificates representing the shares of Preferred Stock being purchased by the Investors hereunder.

          7.8 OPINION OF COMPANY COUNSEL. The Investors shall have received from counsel for the Company, an opinion dated as of the Closing in substantially the form of EXHIBIT F.

          7.9 REGISTRATION RIGHTS AGREEMENT. The Company and each Investor shall have executed and delivered the Registration Rights Agreement in substantially the form attached as EXHIBIT E.

          7.10 THE CERTIFICATE. The Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

          7.11 GOOD STANDING. The Company shall have delivered to the Investors a certificate evidencing the incorporation and good standing of the Company and each of its subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days prior to the Closing Date.

          7.12 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connections with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's counsel, and the

Investor's counsel shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          7.13 FEES OF INVESTORS' COUNSEL. The Company shall have made arrangements for the payment, in accordance with Section 9.8, the fees and disbursements of the Investors' counsel invoiced at the Closing.

          7.14 WARRANT AND AMENDMENTS. The Company shall have executed and delivered the Warrant and the Amendments.

     8. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment by the Investors, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company:

          8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          8.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to the Closing shall have been performed or complied with in all material respects.

          8.3 COMPLIANCE CERTIFICATE. The President of each of PICO and Physicians shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

          8.4 BOARD RESOLUTIONS. The Company shall have received resolutions of the Board of Directors of PICO and Physicians duly authorizing the execution and delivery of the Agreements and the performance of the Investors' obligations thereunder, certified by the Secretary of PICO and Physicians as being in full force and effect as of the Closing

          8.5 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          8.6 THE CERTIFICATE. The Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

     9.   MISCELLANEOUS.

          9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated on or prior to the Closing Date:

               (a) At any time by the mutual consent of the Company and the Investors;

               (b) Following fourteen (14) business days after the date hereof, by the Investors if the proxy statement referred to in Section 4.6 herein has not been filed with the SEC;

               (c) Following December 31, 1998, by the Investors if the Company has not yet obtained shareholder approval for the matters contained in the proxy statement described in Section 4.6 herein; PROVIDED, HOWEVER, that if the proxy statement described in Section 4.6 herein does not receive full review by the SEC, the date for termination under this Section 9.1((c)) shall be November 30, 1998.

               (d) By the Company or the Investors if the other party breaches in any material respect any of its representations, warranties, covenants, obligations or agreements contained in this Agreement and such breach has not been cured within thirty (30) days of the date that notice of breach is received by the breaching party, PROVIDED, HOWEVER, that no notice of intent to terminate this Agreement pursuant to this Section 9.1((d)) may be served by the party that is itself a material breach of the Agreement at the time of such notice;

               (e) On or after December 31, 1998, by either the Company or the Investors if the Closing has not taken yet place by such date;

               (f) By the Investors, on or after the date when it becomes reasonably likely that the Company will be unable to satisfy any of the conditions set forth in Section 7, and By the Company on or after the date when it becomes reasonably likely that the Investors will be unable to satisfy any of the conditions set forth in Section 8.

A termination pursuant to this Section 9.1 shall not relieve any party of any liability it otherwise has for breach of this Agreement.

          9.2 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two (2) years following the Closing, provided, however, that the representations, warranties and covenants of the Company contained in Section 6 hereof shall survive until the later of (i) the exercise or termination of the Warrant or
(ii) the first date on which no Preferred Stock remains outstanding.

          9.3 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.4 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          9.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          9.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.7 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telecopier, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, 30th Floor, Chicago, IL 60606-1229 Attn:
Donald E. Figliulo, Esq., or (b) if to the Investors, with a copy to Gray Cary Ware & Freidenrich, 4365 Executive Drive, Suite 1600, San Diego, CA 92121 Attn:
Robert J. Ayling, Esq.

          9.8 FEES AND EXPENSES. At the Closing, the Company shall pay the reasonable fees and expenses incurred by the Investors in conjunction with the transactions contemplated hereby, including but not limited to the reasonable fees and expenses of counsel for the Investors, provided such fees and expenses do not exceed $30,000.

          9.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.10 AMENDMENTS AND WAIVERS. Prior to the Closing, any term of this Agreement may be amended or waived only with the written consent of the Company and the Investors. Following the Closing, any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Preferred Stock purchased hereunder. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Investors and each transferee of the Securities, each future holder of all such Securities, and the Company.

          9.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          9.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          9.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          9.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS NOT EXEMPT.

          9.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party or as required by applicable law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Securities purchased hereunder. The provisions of this Section 9.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.


                               [Signature Pages Follow]

     The parties have executed this Securities Purchase Agreement as of the date first written above.

                                   COMPANY:

                                   PC QUOTE, INC.

                                   By:
                                      --------------------------------------
                                      Jim R. Porter, Chief Executive Officer

                                   Address:  300 South Wacker Drive
                                             Chicago, IL  60606

                                   INVESTORS:

                                   PICO HOLDINGS, INC.

                                   By:
                                      -------------------------------------
                                       John R. Hart, President

                                   Address:  875 Prospect Street
                                             Suite 301
                                             La Jolla, CA  92037

                                   PHYSICIANS INSURANCE COMPANY OF OHIO

                                   By:
                                       ------------------------------------
                                         John R. Hart, President

                                   Address:  875 Prospect Street
                                             Suite 301
                                             La Jolla, CA  92037

                                       EXHIBITS

Exhibit A -    Form of Certificate of Designations

Exhibit B -    Form of Warrant

Exhibit C -    Forms of Amendments to Warrants

Exhibit D -    Schedule of Exceptions to Representations and Warranties

Exhibit E -    Form of Registration Rights Agreement

Exhibit F -    Form of Legal Opinion of Company Counsel